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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-A

                        --------------------------------


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G)OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                ABI CAPITAL TRUST
                            AMERICAN BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                           [TO BE APPLIED FOR]
               FLORIDA                                65-0624640
 (States or Other Jurisdictions of                   (IRS Employer
  Incorporation or Organization)                  Identification Nos.)

           4502 CORTEZ ROAD WEST                      34210-2801
            BRADENTON, FLORIDA                        (Zip Code)
(Address of Principal Executive Offices)



         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


Securities Act registration statement file number to which this form relates:
                           333-56095 AND 333-56095-01


      SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE EXCHANGE ACT:

                                                          NAME OF EACH EXCHANGE
 TITLE OF EACH CLASS                                       ON WHICH REGISTERED
 -------------------                                       -------------------

        None                                                       None

      SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT:

                   % Preferred Securities of ABI Capital Trust
             ------
          % Junior Subordinated Debentures of American Bancshares, Inc.
    ------
     Guarantee of American Bancshares, Inc. of certain obligations under the
                              Preferred Securities
                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the securities to be registered hereby is set forth under the captions "Description of Preferred Securities", "Description of Junior Subordinated Debentures", and "Description of Guarantee" in the prospectus that forms part of the registration statement of ABI Capital Trust and American Bancshares, Inc. (Registration Nos. 333-56095 and 333-56095-01) filed with the Securities and Exchange Commission on June 4, 1998, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the above-referenced sections of the foregoing Registration Statement and the prospectus which is a part thereof are hereby incorporated by reference thereto. A definitive prospectus describing the securities being registered hereby will be filed pursuant to Rule 424(b) under the Securities Act and, upon filing, shall be deemed to be incorporated herein by reference thereto.

ITEM 2.  EXHIBITS


   4.1   --   Form of Indenture with respect to the ___% Junior Subordinated Debentures of American
              Bancshares, Inc.*

   4.2   --   Form of Junior Subordinated Debentures (included in Exhibit 4.1).*

   4.3   --   Trust Agreement of ABI Capital Trust (including Certificate of Trust of ABI Capital Trust).*

   4.4   --   Form of Amended and Restated Trust Agreement of ABI Capital Trust.*

   4.5   --   Form of ___% Preferred Securities of ABI Capital Trust (included in Exhibit 4.4).*

   4.6   --   Form of Guarantee Agreement of American Bancshares, Inc.*

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*  Each such document is hereby incorporated herein by reference to the form thereof included as similarly numbered exhibits to the Registration Statement of American Bancshares, Inc. and ABI Capital Trust under the Securities Act of 1933, as amended, Registration Nos. 333-56095-01 and 333-56095.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:   June 15, 1998


                                AMERICAN BANCSHARES, INC.


                                By:  /s/ Gerald L. Anthony
                                   --------------------------------------------
                                     Gerald L. Anthony
                                     President and Chief Executive Officer



                                ABI CAPITAL TRUST

                                BY:  AMERICAN BANCSHARES, INC., as Depositor



                                By:  /s/ Gerald L. Anthony
                                   --------------------------------------------
                                     Gerald L. Anthony, President
                                     and Chief Executive Officer